UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2011

NISSAN AUTO LEASE TRUST 2011-B
(Exact name of Issuing Entity as specified in its charter with respect to the Notes)

NISSAN AUTO LEASING LLC II
(Exact name of Depositor as specified in its charter and Transferor of the SUBI Certificate to the Issuing Entity)

NISSAN-INFINITI LT
(Exact name of Issuer as specified in its charter with respect to the SUBI Certificate)

DELAWARE	333-170956-03	38-6999440

(State or Other Jurisdiction of	(Commission File Number	(IRS Employer Identification No.
Incorporation of Issuing Entity)	of Issuing Entity)	of Issuing Entity)

ONE NISSAN WAY
ROOM 5-124
FRANKLIN, TENNESSEE	37067

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code (615) 725-1127)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
     The registrant has filed a final prospectus supplement, dated September 21, 2011, setting forth a description of the receivables pool and the structure of $156,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $378,000,000 aggregate principal amount of the Class A-2 Asset Backed Notes, $351,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes, and $85,000,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Lease Trust 2011-B.
     The tables attached hereto as exhibit 99.1 set forth information regarding the composition of receivables in the pool as of August 31, 2011, the cut-off date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 99.1	Distribution Tables of Composition of Receivables as of August 31, 2011 (the Cut-off Date)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO LEASING LLC II
By:	/s/ Mark F. Wilten
	Name:	Mark F. Wilten
	Title:	Treasurer

Date: September 23, 2011

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 99.1	Distribution Tables of Composition of Receivables as of August 31, 2011 (the Cut-Off Date)